UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 4, 2010 (May 4, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 4, 2010, First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), entered into five separate distribution agreements (individually, a “Distribution Agreement” and together, the “Distribution Agreements”) with First Industrial, L.P., a Delaware limited partnership and the Company’s operating partnership, and each of J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, Morgan Keegan & Company, Inc., Piper Jaffray & Co. and Lazard Capital Markets LLC (individually, an “Agent” and together, the “Agents”). The Distribution Agreements were entered into in connection with the commencement of an equity offering in which the Company may sell up to 10,000,000 shares of its common stock (the “Shares”) from time to time in “at-the-market” offerings or certain other transactions (the “Offering”).
In the Offering, the Company may offer the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. The Company intends to use the proceeds from any sales in the Offering for general corporate purposes, which may include repayments or repurchases of debt.
The Offering will be conducted pursuant to the Distribution Agreements, under which the Agents will act as the Company’s agents for the offer and sale of the Shares. Each Distribution Agreement has a term expiring on December 31, 2010, although each Distribution Agreement may terminate earlier if all Shares are sold under the Distribution Agreements or if such Distribution Agreement is terminated by the Company or the applicable Agent. The Distribution Agreements collectively provide that the Company may offer and sell from time to time up to an aggregate of 10,000,000 shares of its common stock through the Agents. Each Distribution Agreement provides that the Company will pay the applicable Agent a commission of 2.0% of the actual sales price of all shares sold through it as the Company’s agent in “at-the-market” offerings.
Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company or each Agent may at any time suspend offers under the Distribution Agreements. Under the terms of each Distribution Agreement, the Company may also sell Shares to the applicable Agent as principal for its own account at a price agreed upon at the time of sale. If the Company sells Shares to any of the Agents as principal, it will enter into a separate terms agreement with such Agent with respect to that sale.
The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on May 4, 2010, and the Company’s shelf registration statement on Form S-3 (File No. 333-157771) filed with the Securities and Exchange Commission on March 6, 2009 with the SEC.
The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this report. Filed as Exhibit 10.1 to this report is the Distribution Agreement among the Company, First

Industrial, L.P. and J.P. Morgan Securities Inc. dated May 4, 2010 (the “JPM Agreement”). Each of the other Distribution Agreements listed below is substantially identical in all material respects to the JPM Agreement except for the identities of the parties, and has not been filed as an exhibit to this report pursuant to Instruction 2 to Item 601 of Regulation S-K:
     (i) Distribution Agreement among the Company, First Industrial, L.P. and Wells Fargo Securities, LLC dated May 4, 2010;
     (ii) Distribution Agreement among the Company, First Industrial, L.P. and Morgan Keegan & Company, Inc. dated May 4, 2010;
     (iii) Distribution Agreement among the Company, First Industrial, L.P. and Piper Jaffray & Co. dated May 4, 2010; and
     (iv) Distribution Agreement among the Company, First Industrial, L.P. and Lazard Capital Markets LLC dated May 4, 2010.
Item 8.01. Other Events.
On May 4, 2010, the Company issued a press release announcing the Offering.
Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated May 4, 2010, with respect to the foregoing information.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of McGuireWoods LLP, counsel to the Company, as to the legality of the securities being registered.

8.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to certain tax matters.

10.1	Distribution Agreement among the Company, First Industrial, L.P. and J.P. Morgan Securities Inc. dated May 4, 2010.

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (contained in Exhibit 8.1 hereto).

99.1	Press Release dated May 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A Musil Name: Scott A. Musil
Title: Acting Chief Financial Officer
(Principal Accounting Officer)
Date: May 4, 2010